EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Global Energy, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 14, 2011

By: /s/ Asi Shalgi
Asi Shalgi President & Chief Executive Officer
(Principal Executive Officer)

By: /s/ Shlomo Zakai
Shlomo Zakai Treasurer and Chief Financial Officer
(Principal Financial Officer)